SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☐  Solicitation Material Under Rule 14a-12

Utah Medical Products, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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March 13, 2026

Dear UTMD Stockholder:

You are cordially invited to attend the 2026 Annual Meeting of Stockholders of Utah Medical Products, Inc. (UTMD).  The meeting will be held promptly at 12:00 noon (Mountain time), on Friday, May 1, 2026 at the corporate offices of UTMD, 7043 South 300 West, Midvale, Utah USA.  Please use the North Entrance.

Please note that attendance at the Annual Meeting will be limited to stockholders as of the record date (or their authorized representatives) and guests of the Company.  Proof of ownership can be a copy of the enclosed proxy card.  You may wish to refer to page one of this Proxy Statement for information about voting your proxy, including voting at the Annual Meeting.

The only proposals to be considered at the meeting are the three described below and in the accompanying document.  At the Annual Meeting, we seek the approval of UTMD stockholders in electing two directors and ratifying the selection of the same independent accounting firm.  In an advisory vote, we are also asking UTMD stockholders to support UTMD’s executive compensation program which has not changed since the last stockholder approval.  UTMD has always maintained an open invitation for stockholders to call management directly with questions and/or concerns.

If you will be unable to attend the meeting, please complete your proxy and return it as soon as possible.  If you decide later to attend the meeting, you may revoke the proxy and vote in person.  In general, you have several options for obtaining UTMD’s public announcements and other disclosures including financial information, such as SEC Forms 10-K and 10-Q. You can be added to the Company email or regular mail lists by contacting Brian Koopman with your email or mailing address, by sending an instruction letter to the corporate address, by calling (801-569-4014) with instructions, or by e-mailing your contact information to info@utahmed.com.  As an alternative, you can view and print Company financial and other information directly from UTMD’s website; http://www.utahmed.com.

Thank you for your ownership in UTMD!

Sincerely

Kevin L. Cornwell

Chairman & CEO

Direct Tele No. (801) 569-4190

UTAH MEDICAL PRODUCTS, INC.

7043 South 300 West

Midvale, Utah  84047

(801) 566-1200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 1, 2026

TO THE STOCKHOLDERS OF UTAH MEDICAL PRODUCTS, INC.

The Annual Meeting of Stockholders (the “Annual Meeting”) of UTAH MEDICAL PRODUCTS, INC. (the “Company” or “UTMD”), will be held on May 1, 2026, at 12:00 noon local time, for the following purposes:

(1)To elect two directors to serve terms expiring at the 2029 Annual Meeting and until successors are elected and qualified;

(2)To ratify the selection of Haynie & Company as the Company’s independent public accounting firm for the year ending December 31, 2026; and

(3)To hold an advisory vote on the Company’s executive compensation program.

UTMD’s Board of Directors recommends a vote “FOR” the nominated directors, whose backgrounds are described in the accompanying Proxy Statement, “FOR” ratification of Haynie & Company and in support of the Company’s executive compensation program.

Only stockholders of record at the close of business on March 2, 2026 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting.

This Proxy Statement and form of proxy are being first furnished to stockholders of the Company on approximately April 10, 2026.

THE VOTE OF EACH STOCKHOLDER AT THE ANNUAL MEETING IS IMPORTANT, AND EACH STOCKHOLDER IS ENCOURAGED TO SUBMIT ITS PROXY.

BY ORDER OF THE BOARD OF DIRECTORS

Kevin L. Cornwell, Secretary

Salt Lake City, Utah

Dated: March 13, 2026

PLEASE PROMPTLY FILL IN, SIGN, DATE AND RETURN THE ENCLOSED PROXY, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING.

If your shares are held in the name of a third party brokerage firm, nominee, or other institution, only that third party can vote your shares.  In that case, please promptly contact the third party responsible for your account and give instructions how your shares should be voted.

UTAH MEDICAL PRODUCTS, INC.

PROXY STATEMENT

This Proxy Statement is furnished to stockholders of UTAH MEDICAL PRODUCTS, INC. (the “Company” or “UTMD”) in connection with the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 1, 2026 at 12:00 noon local time, and any postponement or adjournment(s) thereof.  The enclosed proxy, when properly executed and returned in a timely manner, will be voted at the Annual Meeting in accordance with the directions set forth thereon.  If the enclosed proxy is signed and timely returned without specific instructions, it will be voted at the Annual Meeting:

(1)FOR the reelection of Ernst G. Hoyer and James H. Beeson as directors;

(2)FOR the ratification of Haynie & Company as the Company’s independent registered public accounting firm; and

(3)IN support of the Company’s executive compensation program.

The Board of Directors has approved proposals 1-3 and recommends that the stockholders vote in favor of those proposals. Proxies solicited by the Company will be voted FOR proposals 1-3 unless a vote against, or an abstention from, one or more of the proposals is specifically indicated on the proxy.

A proxy for the Annual Meeting is enclosed.  It is important that each stockholder complete, sign, date and return the enclosed proxy promptly, whether or not she/he plans to attend the Annual Meeting. Any stockholder who executes and delivers a proxy has the right to revoke it at any time prior to its exercise by providing the Secretary of the Company with an instrument revoking the proxy or by providing the Secretary of the Company with a duly executed proxy bearing a later date.  In addition, a stockholder may revoke her/his proxy by attending the Annual Meeting and electing to vote in person.

Proxies are being solicited by the Company.  All costs and expenses incurred in connection with the solicitation will be paid by the Company.  Proxies are being solicited by mail, but in certain circumstances, officers and directors of the Company may make further solicitation in person, by telephone, email, facsimile transmission or overnight courier.

Only holders of the 3,185,025 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) issued and outstanding as of the close of business on March 2, 2026 (the “Record Date”), will be entitled to vote at the Annual Meeting.  Each share of Common Stock is entitled to one vote.  Holders of at least a majority of the 3,185,025 shares of Common Stock outstanding on the Record Date must be represented at the Annual Meeting to constitute a quorum for conducting business.

All properly executed and returned proxies, as well as shares represented in person at the meeting, will be counted for purposes of determining if a quorum is present, whether or not the proxies are instructed to abstain from voting or consist of broker non-votes.  Under the Utah Revised Business Corporation Act, matters other than the election of directors and certain specified extraordinary matters are approved if the number of votes cast FOR exceed the number of votes cast AGAINST. Directors are elected by a plurality of the votes cast.  Abstentions and broker non-votes are not counted for purposes of determining whether a matter has been approved or a director has been elected.

Executive officers and directors holding an aggregate of 228,616 shares at the end of 2025, or approximately 7% of the issued and outstanding stock at 12-31-25 have indicated their intent to vote in favor of all proposals.

PROPOSAL NO. 1.  ELECTION OF DIRECTORS

General

The Company’s Articles of Incorporation provide that the Board of Directors is divided into three classes as nearly equal in size as possible, with the term of each director being three years and until such director’s successor is elected and qualified.  One class of the Board of Directors shall be elected each year at the annual meeting of the stockholders of the Company.

The three-year terms of directors Ernst G. Hoyer and Dr. James H. Beeson expire on May 1, 2026. Now the Board of Directors has nominated Mr. Hoyer and Dr. Beeson for reelection as directors, for a three-year term expiring at the 2029 Annual Meeting.  The seats up for election are uncontested, i.e. no other nominees have been submitted. Under UTMD’s Bylaws, a nominee will be elected by a plurality of votes cast.  Since there are no other nominees, as a practical matter, one FOR vote for each nominee will elect the directors. However, under a policy adopted by UTMD in 2018, any nominee for the board of directors receiving less than a majority of the votes cast in an uncontested election shall submit her or his resignation to the board of directors, which shall accept or decline to accept that resignation in its sole discretion.

In late 2025, the Board of Directors expanded the Board of Directors to six members in order to appoint Kevin C. Timken, who will continue to serve as a director until his successor is elected and qualified or until there is a decrease in the number of directors, according to UTMD’s Bylaws. For clarity, Mr. Timken will continue to serve until the 2028 annual meeting of stockholders in order to maintain balance in the number of director positions up for election each year.

It is intended that votes will be cast, pursuant to authority granted by the enclosed proxy, for the election of the nominees named above as directors of the Company, except as otherwise specified in the proxy.  In the event a nominee shall be unable to serve, votes will be cast, pursuant to authority granted by the enclosed proxy, for such other persons as may be designated by the Board of Directors. The officers of the Company are elected to serve at the pleasure of the Board of Directors. The information concerning the nominees and other directors and their security holdings has been furnished by them to the Company.

Directors and Nominee

The Board of Directors’ nominees for election as director of the Company at the Annual Meeting are Ernst G. Hoyer and James H. Beeson.  Three other members of the Board of Directors were elected at the Company’s 2024 and 2025 meetings for terms of three years, and therefore are not standing for election at the current Annual Meeting.  The terms of Mr. Cornwell and Mr. Richins expire at the 2027 Annual Meeting and Ms. Carrie Leigh’s term expires at the 2028 Annual Meeting. The Board of Directors has determined that Mr. Hoyer, Dr. Beeson, Mr. Richins, and Mr. Timken are independent directors within the meaning of Nasdaq Stock Market Rule 5605(a)(2).  None of the directors has served on the board of another public company during the past five years. None of the directors has been a party in a legal proceeding during the past ten years related to securities, financial institutions or fraud in connection with any business entity or agency or organization, as defined in the Exchange Act that has disciplinary authority over its members.  Background information appears below with respect to the incumbent directors whose terms have not expired, as well as the director standing for election to the Board.

		Year
		First	Business Experience during Past Five Years
Name	Age	Elected	and Other Information
Kevin L. Cornwell	79	1993

Chairman of UTMD since 1996.  President and CEO since December 1992. Secretary since 1993.  Has served in various senior operating management positions in several technology-based companies over a 47-year time span, including as a past director on seven other company boards.  Received B.S. degree in Chemical Engineering from Stanford University, M.S. degree in Management Science from the Stanford Graduate School of Engineering, and MBA degree specializing in Finance and Operations Management from the Stanford Graduate School of Business. Among other personal and professional attributes, the board considers Mr. Cornwell’s decades of strategic and operational experience in the medical device industry and the Company’s many years of success and profitability, as well as stockholder returns under his guidance, to be key reasons why he should continue as a member of the board of directors. Mr. Cornwell is the father of Carrie Leigh, another UTMD director.

		Year
		First	Business Experience
Name	Age	Elected	and Other Information
Ernst G. Hoyer	88	1996

Retired.  Chairman of the Audit Committee and Lead Independent Director. Served fifteen years as General Manager of Petersen Precision Engineering Company, Redwood City, CA.  Previously served in engineering and general management positions for four technology-based companies over a 35-year time span.  Received B.S. degree in process engineering from the University of California, Berkeley, and MBA degree from the University of Santa Clara. Among other personal and professional attributes, the board considers Mr. Hoyer’s experience with and understanding of manufacturing operations, along with his financial and accounting expertise, to be key reasons why he should continue as an executive member of the board.

James H. Beeson	84	2007

Retired. Maternal-Fetal Medicine Physician, St. Joseph Medical Center, Houston, Texas. Professor of Maternal-Fetal Medicine at the McGovern Medical School at the University of Texas Health Science Center at Houston. Received B.S. degree in Chemistry from Indiana University, Ph.D. degree in Organic Chemistry from M.I.T., MBA from Michigan State University, and MD from the University of Chicago Pritzker School of Medicine. Served four year residency in Ob/Gyn at Chicago Lying-In Hospital, a fellowship in maternal-fetal medicine at the University of Utah and actively practiced Obstetrics and Gynecology for over 35 years. Currently licensed to practice medicine in the states of Utah, Oklahoma and Texas.  Has published numerous articles and other technical papers. Has industrial experience in product development of in vitro diagnostics at the Ames Company division of Miles Laboratory (now Bayer).  Among other personal and professional attributes, the board considers Dr. Beeson’s experience as an Ob/Gyn physician as well as his general understanding of clinical practice and healthcare delivery to be key reasons why he should continue as a member of the board.

Paul O. Richins	65	1998

Retired. Chief Administrative Officer of UTMD from 1997 to 2018.  UTMD Treasurer and Assistant Secretary from 1994 to 2018.  Received B.S. degree in finance from Weber State University, and MBA degree from Pepperdine University.  Among other personal and professional attributes, the board considers Mr. Richins’ twenty-eight years of experience within the Company including a successful tenure as Principal Financial Officer and Manager of Stockholder Relations to be key reasons he should continue as a member of the board.

Carrie Leigh	43	2024

Merchandising and eCommerce Consultant.  Served twelve years from 2004 to 2016 in direct sales responsibilities at UTMD, including as Global Direct Sales Manager. Received B.A. degree in communications from Santa Clara University and MBA from Northwestern University Kellogg School of Management. Ms. Leigh is the daughter of Kevin Cornwell. Among other personal and professional attributes, the board considers Ms. Leigh’s experience with and understanding of the medical device marketplace worldwide, her knowledge of eCommerce tools and her understanding of UTMD’s product/market strategy to be key reasons why she should continue as a member of the board.

Kevin Timken	62	2025

Appointed to board in November 2025. Retired Corporate and Securities Lawyer. Partner at Michael Best & Friedrich LLP from 2017 until retirement in 2025.  Received B.A. degree in English from University of Northern Colorado and JD degree from University of Utah College of Law. Served for 25 years as UTMD’s outside legal counsel on corporate and securities matters. Among other attributes, the board considers Mr. Timken’s long-term understanding of UTMD’s SEC compliance and business development to be key reasons why he was appointed as an additional independent outside member of the board.

Code of Ethics and Other Governance Policies

The Company has adopted a Code of Ethics specifically for its executive officers and Board of Directors. The Company also has a Code of Conduct that applies to all its employees, including its executive officers and Board of Directors. Both the Code of Conduct and Code of Ethics are available at http://www.utahmed.com/corporate-governance.html.

The Company has adopted a Clawback Policy, i.e. a “Policy Relating to Recovery of Erroneously Awarded Compensation”, that is described in more detail on page 7, and was attached as Exhibit 97.1 to the Company’s annual report on SEC Form 10-K for the fiscal year ended December 31, 2024.

The Company has adopted an insider trading policy that governs the purchase, sale and/or other transactions of its securities by the Company’s executive officers, employees, and Board of Directors. A copy of the insider trading policy was filed as Exhibit 19.1 to the Company’s annual report on SEC Form 10-K for the fiscal year ended December 31, 2024. In addition, with regard to the Company’s trading in its own securities, it is the Company’s policy to comply with the federal securities laws and any applicable Nasdaq listing requirements.

Board Diversity

The Company is committed to a diverse, inclusive and equitable environment where all board members feel respected and valued regardless of gender, age, race, ethnicity, national origin, sexual orientation or identity, disability, education or any other bias.

Board Skills and Demographics Matrix

The type and degree of knowledge, skill and experience listed below may vary among members of the Board.

	Beeson	Cornwell	Hoyer	Leigh	Richins	Timken
Knowledge, Skills and Experience
UTMD Board Tenure (Years)	18	32	29	1	27	-
Public Company Board Experience	•	•	•	•	•
Financial/Accounting	•	•	•	•	•
Risk Management	•	•	•		•	•
Governance/Ethics	•	•	•		•	•
Legal/Regulatory	•	•	•	•	•	•
HR/Compensation	•	•	•	•	•
Executive Experience	•	•	•	•	•
Operations Experience	•	•	•	•	•
Strategic Planning/Oversight	•	•	•	•	•	•
Technology	•	•	•	•	•
Mergers and Acquisitions		•	•		•	•
Medical Device Industry Knowledge	•	•	•	•	•	•
Academics	•	•	•	•	•	•
Demographics
Gender
Male	•	•	•		•	•
Female				•

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN PERSONS

The following table furnishes information concerning the ownership of the Company’s Common Stock as of March 2, 2026, by the directors, the nominee for director, the executive officers named in the compensation tables on page 5, all directors and executive officers as a group, and those known by the Company to own beneficially more than 5% of the Company’s outstanding Common Stock as of December 31, 2025.

Name	Nature of Ownership	Number of Shares Owned	Percent as of 12/31/25
Principal Stockholders
Brandes Investment Partners, LP	Direct	351,322	11.0%
4275 Executive Square, 5th Floor
La Jolla, CA 92037

Dimensional Fund Advisors, LP	Direct	196,509	6.2%
6300 Bee Cave Rd, Bldg 1
Austin, TX 79746

Renaissance Technologies LLC	Direct	193,614	6.1%
800 Third Ave
New York, NY 10022

BlackRock, Inc.	Direct	184,537	5.8%
55 East 52nd Street
New York, NY 10055

The Vanguard Group, Inc.	Direct	175,971	5.5%
100 Vanguard Blvd
Malvern, PA 19355

Directors and Executive Officers

Kevin L. Cornwell (1)	Direct	188,472	5.9%

Ernst G. Hoyer (1)(2)(3)(4)	Direct	5,000	0.2%

Paul O. Richins (2)(3)	Direct	21,136	0.7%

James H. Beeson (2)(3)	Direct	13,125	0.4%

Carrie Leigh	Direct	51	0.0%
	Options	10,000	0.3%
		10,051	0.3%

Kevin Timken(2)(4)	Options	10,000	0.3%

Brian L. Koopman	Direct	832	0.0%
	Options	5,600	0.2%
	Total	6,432	0.2%

All executive officers and	Direct	228,616	7.2%
directors as a group (7 persons)	Options	25,600	0.8%
	Total	254,216	8.0%

(1)   Executive Committee member

(2)   Audit Committee member

(3)   Governance and Nominating Committee member

(4)   Compensation and Benefits Committee member

In the previous table, shares owned directly by directors and executive officers are owned beneficially and of record, and such record stockholder has sole voting, investment and dispositive power. Calculations of percentage of shares outstanding assumes the exercise of options to which the percentage relates based on 2025 year-end outstanding shares plus option shares.

Section 16(a) Beneficial Ownership Reporting Requirements

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of equity securities of the Company.  Officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company, with two exceptions, all Section 16(a) requirements applicable to persons who were officers, directors and greater than 10% stockholders during the preceding fiscal year were complied with. Brian Koopman filed a Form 4 on November 24, 2025 that was twenty days late and Kevin Timken filed a Form 3 on December 18, 2025 that was thirty-eight days late.

EXECUTIVE OFFICER COMPENSATION

The following table sets forth, for the last three fiscal years, compensation received by the Company’s Chief Executive Officer and Principal Financial Officer.  There are no other named executive officers.

2025 Summary Compensation Table Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	Non-equity Incentive Plan Compen-sation ($)	All Other Compen-sation ($)	Total ($)
Kevin L. Cornwell	2025	87,000	--	--	246,750	7,959	341,709
Chairman & CEO	2024	156,000	--	--	289,800	9,280	455,080
	2023	152,000	--	--	349,650	8,920	510,570
Brian L. Koopman	2025	153,247	--	8,368	12,009	5,453	179,077
Principal Financial Officer	2024	140,072	--	9,887	13,579	4,255	167,793
	2023	131,830	--	12,543	16,377	4,569	165,319

Narrative disclosure to the Summary Compensation Table:

1.Option Award compensation for Mr. Koopman in 2025 represents the full grant date fair value (as estimated under ASC 718) of the 500 share option granted to Mr. Koopman at $58.10 per share, the market price on the day of grant.  The option vests over a four-year period.

2.Amounts included in All Other Compensation represent the aggregate total of Company 401(k) matching contributions, Company Section 125 matching contributions, and reimbursements under UTMD’s pet insurance plan to each named executive officer, all of which are benefits available to regular full-time employees.  During 2026, each named executive officer will be eligible to receive payment of eligible medical expenses under the employee Health Plan, up to $8,640 in 401(k) matching contributions, up to $500 in pet health cost reimbursements and up to $500 in Section 125 matching contributions.

3.Medical, dental and vision expenses paid under the Company’s Health Plan, which are available to regular full-time employees, are not included in the above table.

4.Non-equity Incentive Plan Compensation amounts, as described in more detail starting on page 10 under Bonuses were paid in early February of the applicable following calendar year, representing Management Bonuses earned during the fiscal year reported.

2025 Grants of Equity Incentive Plan-Based Awards

The Company’s only current equity incentive plan is its 2023 Employees’ and Directors’ Non-Statutory Stock Option and Stock Purchase Rights Plan, under which 13,800 option shares were awarded in 2025 to 40 employees including Mr. Koopman at an exercise price of $58.10.  Kevin Timken was awarded 10,000 option shares upon being appointed as an outside director.

2025 Grants of Non-Equity Incentive Plan-Based Awards

Named Executive Officers participated in the Profit-Sharing Management Bonus (MB) Plan, which is generally available to all employees, with a few exceptions due to leaves of absence or disciplinary procedures.  The structure of the performance-based MB Plan is described in the following Compensation Discussion and Analysis.  The 2025 awards under the MB Plan to the named executive officers were recommended by the Compensation and Benefits Committee in early 2026, after the independent audit of financial results had been concluded.  The awards were subsequently approved by the Board of Directors.  During 2025 and in early 2026, all UTMD employees including employees of UTMD subsidiaries, except for part-time employees, received special bonuses and/or profit-sharing bonuses based on 2025 performance.  The structure of the MB Plan remains the same for 2026.

Additional disclosure regarding executive and employee compensation

The Compensation and Benefits Committee (“Compensation Committee”) establishes the criteria, and directs the implementation, of all compensation program elements for the CEO.  The CEO’s base salary is set early in each calendar year by the Board of Directors after review of the recommendation of the Compensation Committee.  Mr. Cornwell’s base salary for 2024 was set at $156,000, the same as in 2022 and 2021.  Mr. Cornwell contributed a portion of his approved base salary in 2023 and 2022 to help fund cost-of-living increases for other employees. In early 2025, Mr. Cornwell’s base salary was set at half the previous approved annual rate ($78,000) for the remainder of 2025. The annual MB paid to Mr. Cornwell in early 2026 for 2025 performance represented 72% of his total 2025 compensation.  Mr. Cornwell’s 2025 MB was 15% lower than in 2024, which was the same as the base value for all employees set by the Compensation Committee as a result of the Company’s consolidated Earnings Before Tax (and MB accrual) in 2025 which were 16% lower than in 2024.

Beginning in 2006, although the mechanism for the MB Plan remains unchanged, in order to compensate for the decrease in the number of option shares granted employees (as the result of the requirement to expense the estimated “value” of options), the Compensation Committee added, except for the CEO, an additional MB inflating factor ranging each year from 7-15%.

The bonus inflating factor in 2025 was 10% for employees who did not receive an option award.  The Compensation Committee reduced the inflating factor to zero for employees who received an option award. In 2025, the inflating factor rule was the same as in 2024.  As a result of the combination of a lower MB base value and the 10% inflating factor for 2025, the change in MB for employees generally ranged from minus 25% (for those who had received 2025 options) to minus 15% relative to 2024, for the same level of individual contribution. For new employees or for those with greater levels of contribution than in the prior year, MBs were higher. As in prior years, Mr. Cornwell’s MB was consistent with other participants in the MB Plan, with the exception that he does not participate in the bonus inflating factor.

The compensation of employees other than the CEO, including other named executive officer(s), is administered by the CEO under the review and ratification of the Compensation and Benefits Committee comprised of the independent directors. For all other employees, in collaboration with the other executive officer(s), the CEO develops compensation policies, plans and programs that are intended to meet the objectives of the Company’s overall compensation program. The Compensation and Benefits Committee annually reviews and approves the elements of the compensation program recommended by the CEO. In addition, the committee reviews any proposed changes for the ensuing calendar year.

Clawback Policy

UTMD adopted an executive incentive compensation clawback policy pursuant to which its executive officers will be required to repay or return erroneously awarded compensation, in the event of an accounting restatement (i) due to the material noncompliance of UTMD with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial restatements that is material to the previously issued financial statements, or (ii) that corrects an error that is not material to previously issued financial statements, but would result in a material misstatement if the error were not corrected in the current period or left uncorrected in the current period. Pursuant to the clawback policy, UTMD will seek recovery of incentive compensation paid during the three completed fiscal years immediately preceding a restatement date that exceeds the amount of incentive compensation that otherwise would have been received had it been determined based on the restated amounts, computed without regard to any taxes paid. UTMD’s clawback policy applies to its executive officers (including the NEOs), as determined pursuant to applicable SEC and Nasdaq rules.

Employment Agreements, Termination of Employment, and Change in Control.

Except for Mr. Cornwell, the Company has no employment agreements in the United States.  In Ireland and Canada, UTMD is subject to providing certain statutory advance notice and severance benefits to its employees in the event of termination.  In the United Kingdom (UK) and Australia (AUS), Femcare has an employment agreement with each of its employees that typically includes a three-month termination notice or pay in lieu of notice.

In May 1998, the Company entered into an agreement with the CEO to provide a long-term incentive to increase stockholder value.  Per the agreement, the Company is required to pay Mr. Cornwell additional compensation in the event his employment is terminated as a result of a change in control at the election of the Company or by the mutual agreement of Mr. Cornwell and the Company.  Under the agreement, the additional compensation that the Company is required to pay Mr. Cornwell is equal to his last three years’ salary and bonuses.  Based on salary plus bonuses for the three years of 2023-2025, the additional compensation would be $1,281,200.

In the event of a change in control, the Company will also pay Mr. Cornwell incentive compensation under the agreement equal to about 1.8% of the enterprise value paid by an acquiring entity that exceeds $14.00 per share.  At the $55.96 per share closing price at the end of 2025, the amount of incentive compensation in the event of an acquisition of UTMD would be $3,147,000.  At the time of the execution of the agreement, the value per UTMD share was $7.75.

Except for statutory notice, or payment in lieu of notice provisions, UTMD’s CEO is the only employee with a formal termination benefit agreement, which was last modified in 1998. The Board of Directors does not anticipate the need for any other agreements for the indefinite future.  In the absence of any practical requirement, UTMD has no general policies regarding termination benefits other than compliance with employment regulations in the applicable countries.

The Company is also required to pay all optionees under employee and outside director’s option plans, the appreciation of stock value for awarded options above the option exercise price (“in the money”) in the event of a change of control of the Company.  The number of options outstanding as of December 31, 2025, was 121,085 at an average exercise price of $75.243/ share.  At the year-end 2025 per share closing price of $55.96, the amount of change of control pay due optionees would be zero because no option shares were in the money.

Outstanding Equity Awards at 2025 Fiscal Year End

	Option Awards
Named Executive	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price	Option Expiration
Officer	Exercisable	Unexercisable	($)	Date
Brian L. Koopman	1,100	0	74.64	12/24/2028
	2,000	0	77.05	3/20/2030
	813	187	82.60	10/10/2032
	281	219	77.07	10/27/2033
	156	344	64.09	11/1/2034
	0	500	58.10	10/31/2035

2025 Option Exercises

Mr. Koopman did not exercise any option shares in 2025.

2025 Pension Benefits

The Company does not provide a defined benefit pension plan to any employee.

2025 Nonqualified Deferred Compensation

The Company does not provide nonqualified deferred compensation to any employee.

2025 Outside Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
James Beeson	30,600	--	--	--	30,600
Ernst Hoyer	39,000	--	--	--	39,000
Barbara Payne	10,200	--	--	--	10,200
Paul Richins	30,600	--	--	--	30,600
Carrie Leigh	30,600	--	--	--	30,600
Kevin Timken	5,100	--	178,661	--	183,761

A director of UTMD who is also an employee does not receive a separate director’s fee.

Narrative disclosure to the Outside Director Compensation Table:

In 2026, the outside director compensation will be $30,600.  In addition, the Audit Committee Chairman will receive an additional $4,200, and the outside director serving on the Executive Committee will receive $4,200.  These are all the same amounts as in 2025.

1.In 2025, Mr. Hoyer received $4,200 for participating as a member of the Executive Committee, $4,200 as Chairman of the Audit Committee and $30,600 as the base annual outside director’s fee for a total of $39,000.  In 2026, Mr. Hoyer’s total fees will also be $39,000 for the same assignments.

2.Dr. Beeson, Mr. Richins and Ms. Leigh received the $30,600 base annual outside director’s fee in 2025, which will be $30,600 in 2026.

3.Mr. Timken received a $5,100 base outside director’s fee after appointment for the last two months in 2025, which will be $30,600 in 2026.

4.Dr. Payne received a $10,200 base annual outside director’s fee for the first four months in 2025, after which her term as a director expired.

At the 2023 Annual Meeting, stockholders did not approve a renewal of the 2013 Employees’ and Directors’ Incentive Plan.  After the 2023 Annual Stockholders’ Meeting, the Board of Directors approved a 2023 Employees’ and Directors’ Non-Statutory Stock Option and Stock Purchase Rights Plan, under which up to 220,000 shares can be granted over the five-year life of the plan.  In 2025, 10,000 option shares were awarded to a new director under the current Plan.

The previous 2013 Employees’ and Directors’ Incentive Plan expired in February 2023. No options were granted to outside Directors under the 2013 Plan. However, prior to his retirement as an employee in 2018 while serving as an inside director, Mr. Richins received an award for 1,000 shares in 2014 under the 2013 Plan. Outside members of the Board of Directors did not receive any awards of director options in the preceding years 2004-2023 under previous Incentive Plans approved by UTMD stockholders, except for a 10,000 share award to Dr. Beeson upon joining the board in 2007 and an ensuing 10,000 share award to Dr. Beeson in 2008.

CEO PAY RATIO DISCLOSURE

The median annual total compensation of all employees of the Company in 2025, other than Mr. Cornwell, was approximately $43,500.  Mr. Cornwell’s total annual compensation in 2025 was $341,709. The ratio of these two amounts is about 1:8.

To identify the median employee, UTMD compared annual pay, as of December 31, 2025, for all of its employees excluding the CEO, wherever they reside in the world. In addition to the United States, the Company has employees in the United Kingdom, Ireland, Australia and Canada. Employee pay rates in foreign currencies were converted to U.S. Dollars using exchange rates on December 31, 2025.  The median annual pay was identified and that employee’s total annual compensation in 2025 was subsequently calculated using the same methodology as that used for calculating Mr. Cornwell’s compensation as shown in the 2025 Summary Compensation table.

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DISCLOSURE RESPECTING THE COMPANY’S EQUITY COMPENSATION PLANS

The following table summarizes, as of the end of the most recent fiscal year, compensation plans, including individual compensation arrangements, under which equity securities of the Company are authorized for issuance, aggregated for all compensation plans previously approved by stockholders and for all plans not previously approved by stockholders:

Plan Category	Number of Securities To Be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	54,385	$76.98	-
Equity compensation plans not approved by security holders	66,700	$71.52	153,300
Total	121,085	$75.24	153,300

Additional disclosure regarding dilution from equity awards:

In 2013, stockholders approved a ten-year incentive stock option plan for employees and directors.  In 2023 the board of directors approved a new five-year non-qualified stock option plan for employees and directors.  The dilutive impact to stockholders of stock option awards under the 2013 and 2023 plans is provided in the following table.

	2023	2024	2025
Option shares available for award (beginning of year)	491,615	201,000	176,400
Option shares allocated by the Board of Directors	40,000	40,000	40,000
Total option shares awarded	19,000	24,600	23,800

	2023	2024	2025
Total unexercised awarded option shares (end of year)	84,301	97,985	121,085
Weighted-average unexercised option exercise price	$ 74.56	$ 73.77	$ 75.24
Closing market price of UTMD stock per share (end of year)	$ 84.22	$61.47	$ 55.96
(A) Dilution from options (shares)	8,303	0	0
(B) Weighted average shares outstanding	3,628,768	3,503,165	3,239,927
Total diluted shares outstanding (A+B), used for EPS calculation	3,637,071	3,503,165	3,239,927

COMPENSATION DISCUSSION AND ANALYSIS

General

Under the supervision of the Compensation and Benefits Committee, UTMD has developed and implemented compensation policies, plans and programs that seek to enhance the long-term profitability, EBITDA, EPS growth and return on stockholders’ equity (ROE) of the Company, and thus stockholder value, by aligning closely the financial interests of the Company’s senior management and other key employees with those of its stockholders.  A long-term key financial objective is a 15% annually compounded rate of increase in EPS and average ROE prior to payment of cash dividends.  As of the end of 2025, the Company actually achieved a 12% annually compounded rate of increase in EPS, and an average annual ROE (prior to payment of stockholder dividends) of 25% over the thirty-nine years since 1986, UTMD’s first year of profitability since becoming a publicly-traded company.

At the beginning of each year, the Board of Directors approves an operating plan which sets the standard for the Company’s financial and nonfinancial performance.  The performance each year may vary according to global economic conditions, government restrictions on international trade, competitive environment, life cycle of products, new product development, manufacturing costs and other factors.  The Compensation and Benefits Committee then approves compensation criteria set in relation to the Company’s annual operating plan which includes numerous income statement, balance sheet and cash flow measures, in addition to nonfinancial objectives established for each employee participating in the annual MB program.

The Company applies a consistent philosophy to compensation for all employees, including senior management.  The philosophy is based on the premise that the achievements of the Company result from the coordinated efforts of all individual employees working toward common objectives.  The Company strives to achieve those objectives through teamwork that is focused on meeting the needs and expectations of customers and stockholders.

The Company believes that its compensation policies, in particular its profit-sharing MB program and employee stock option awards, align employee compensation with stockholder interest in creating longer term stockholder value and consistent profitability.  There are no compensation programs or policies that create risks that are reasonably likely to have a material adverse effect on the Company.

There are seven basic objectives for the Company’s compensation program:

(1)Pay for Performance.  The basic philosophy is that rewards are provided for the long-term value of individual contribution and performance to the Company.  Rewards are both recurring (e.g., base salary) and non-recurring (e.g., bonuses), and both financial and non-financial (e.g., recognition and time off work).

(2)Provide for Fairness and Consistency in the Administration of Pay.  Compensation is based on the value of the job, what each individual brings to the job, and how well each individual performs on the job, consistently applied across all functions and subsidiaries of the Company.

(3)Pay Competitively.  The Company believes it needs to attract and retain the best people in the industry in order to achieve one of the best performance records in the industry.  In doing so, the Company needs to be perceived as rewarding well, where competitive compensation includes the total package of base pay, bonuses, awards and other benefits.

(4)Conduct an Effective Performance Review Process.  The Company believes it needs to encourage individual employee growth and candidly review each individual’s performance in a timely way.  This feedback process is bilateral, providing management with an evaluation of the Company through the eyes of its employees.

(5)Effectively Plan and Administer the Compensation Program.  Expenditures for employee compensation must be managed to what the Company can afford and in a way that meets management goals for overall performance and return on stockholder equity.

(6)Communicate Effectively.  The Company believes that an effective communication process must be employed to assure that its employees understand how compensation objectives are being administered and met.

(7)Meet All Legal Requirements.  The compensation program must conform to all statutory employment laws and rules.

The Company uses essentially five vehicles in its compensation program.

(1)Salary.  UTMD sets base salaries by reviewing the aggregate of base salary and annual MB for competitive positions in the market.  The CEO’s base salary is set early in each calendar year by the Board of Directors.  Because UTMD is a small company where responsibilities are fluid and cross functional lines, there may not be a one for one comparison with other companies’ job positions.  Based on the knowledge and experience of members of senior management and the Compensation and Benefits Committee, base salaries are fixed at levels somewhat below the competitive amounts paid to management with comparable qualifications, experience and responsibilities at other similarly profitable companies engaged in the same or similar businesses.  Then, annual bonuses and longer-term incentive compensation are more highly leveraged and tied closely to the Company’s success in achieving significant financial and non-financial goals.

(2)Bonuses.  UTMD’s Profit-Sharing Management Bonus Plan (MB), which funds annual profit-sharing bonuses, along with other contemporaneous incentives during the year, is generated out of a pretax/prebonus profit-sharing pool accrued throughout the year, and finalized, where the annual MB portion is concerned, after the year-end independent financial audit has been completed.  Prior to 2006, the Board of Directors had approved an accrual guideline of 4% of pretax, prebonus earnings, plus 10% of pretax, prebonus earnings improvements over the prior year’s results, as an allocation for the plan.  For example, if the Company achieved 20% growth in pretax/prebonus accrual earnings, the MB Plan would accrue 6% of pretax, prebonus earnings during the applicable year into a “pool.”  The pool would then be distributed after the completed independent audit, after recommendation of the Compensation and Benefits Committee and approval by the Board of Directors. Beginning in 2006, although the mechanism for the MB Plan remains unchanged, in order to compensate for the decrease in the number of option shares granted key employees (as the result of the requirement to expense the estimated “value” of options), the Board of Directors increased the base percent of the annual Management Bonus accrual formula from 4% to 5% of pretax/prebonus profits, and, excluding the CEO, added an additional bonus inflating factor ranging from 7-15%.

Although all of UTMD’s employees are eligible to participate in the MB, the year-end bonus is administered beginning with the first level of supervision and professional management, and including certain non-management specialists and technical people, together with all employee sales representatives, by the measurement of success relative to written objectives established at the beginning of each year.  At the beginning of the year, those plan participants were generally awarded participation units in the bonus plan, proportional to base salary and responsibility, based on senior management’s determination of the relative contribution expected from each person toward attaining Company goals.  Each individual’s performance objectives, derived as the applicable contribution needed from that key employee to achieve the Company’s overall business plan for the year, are available for review as needed by the Committee.  As part of the planning process, each applicable employee develops a set of measurable and dated objectives for the ensuing year.  Achieving the Company’s operating plan sets an expected value per bonus unit.  After the end of the year, each individual participant’s contribution to the Company’s performance is assessed by senior management in order to determine an additional allocation of units for individual contributions, with the accomplishment of the beginning of year objectives as the key component.  In 2025 and 2024, all employees of the Company worldwide participated in the distribution of $517,705 and $596,000 respectively in bonuses funded by the MB plan.

The Company makes occasional cash awards, in amounts determined on an individual basis, to employees who make extraordinary contributions to the performance of the Company at any time during the year.  These contemporaneous payments are made as frequently as possible to recognize excellent accomplishments when they occur.  The awards are funded from the accrued MB plan described above, and therefore do not otherwise impact the Company’s financial performance. Senior management is not eligible for these awards.

3)Employee Stock Options.  The Compensation and Benefits Committee believes that its awards of stock options have clearly successfully focused the Company’s management personnel on building profitability and stockholder value. The Board of Directors considers this policy highly contributory to growth in future stockholder value. The number of options awarded reflects the judgment of the Board of the number of options sufficient to constitute a material, recognizable benefit to recipients. No explicit formula criteria are utilized, other than minimizing dilution to stockholder interests and the impact on earnings per share for option expense.  When taken together with UTMD’s share repurchase program, the net result of the option programs over the last thirty-three years has been awarding option shares to employees at a higher price, and in substantially smaller amounts, than shares actually repurchased in the open market.

At the 2003 Annual Meeting, stockholders approved the 2003 Employees’ and Directors’ Incentive Plan, under which up to 1.2 million shares could have been granted over the ten-year life of the plan.  Only 182,600 option shares were actually exercised (15% of the approved number) because the Board of Directors was prudent with its grants. During the same ten-year period, UTMD repurchased 1,516,491 of its shares.

At the 2013 Annual Meeting, stockholders approved the 2013 Employees’ and Directors’ Incentive Plan, under which up to 600,000 shares could have been granted over the ten-year life of the plan.  The plan expired on February 15, 2023. During the ten-year life of the 2013 Plan, 108,385 (uncancelled) option shares were granted to employees (18% of the approved number), representing the maximum dilution. As of December 31, 2023, 65,301 unexercised option shares were outstanding under the 2013 Plan.  During that same ten-year period, UTMD repurchased 222,312 of its shares in the open market.

In summary, over the twenty-year period 2003-2023, UTMD cumulatively repurchased more than six times as many shares at a lower price per share than it “sold” in the form of employee option awards under the 2003 and 2013 plans. In combination with share repurchases, the option plan had not been dilutive to stockholders while providing a substantial incentive to employees responsible for creating shareholder returns!

In 2023, after stockholders tragically did not approve continuing the prior ISO plans (under the same terms as in the prior 30 years, with fewer shares to be authorized because of much fewer number of shares outstanding), the Board of Directors adopted a new five-year non-qualified option plan allocating 220,000 possible option shares. The 2023 plan did not require stockholder approval as there is no income tax implication. Since most of UTMD’s rank-and-file employees who participate in the Company’s option plans exercise and sell immediately (“cashless exercise”), because they simply don’t have the means to pay an exercise price and hold for a year before selling in order to obtain the capital gain income tax benefit, there really is no practical difference to the potential benefit to most UTMD employees of a non-qualified plan versus an ISO Plan. The significant damage to UTMD’s key strategic advantage of retaining employees for a long period of time was therefore avoided by adoption of a non-qualified option plan. The negative impact of no ISO Plan is now limited to UTMD’s most experienced and highest-level employees and outside directors (perhaps the most valuable for continued stockholder returns) who normally might exercise an option and hold the stock.

In October 2025, under the 2023 non-qualified option plan, 13,800 option shares at an exercise price of $58.10 were awarded to forty Utah, Ireland and Australia employees, plus another 10,000 option shares to a new outside director. In November 2024, under the 2023 non-qualified option plan, 14,600 option shares at an exercise price of $64.09 were awarded to forty-seven Utah, Ireland, UK and Australia employees, plus another 10,000 option shares to a new outside director. Therefore, over the last two years under the 2023 non-qualified option plan, 48,400 total option shares were awarded at an average exercise price of $61.145.  During the same two-year period of time, UTMD repurchased 450,896 shares in the open market at an average price of $62.815.  Partly because the right to exercise vests over four years, but also because the exercise prices are higher for vested options than the applicable market prices, no options under the 2023 plan have been exercised as yet.

Consistent with past practice after the conclusion of the annual independent audit and public announcement of financial results, during the five-year life of the 2023 Plan, the Board of Directors will allocate an annual number of shares for employee non-qualified options at its next regularly scheduled Board meeting. Allocated shares are usually reserved for awards later in the year to employees, including new or key employees with increased responsibilities. Adding two new directors during the last two years substantially increased the option awards.  The Compensation and Benefits Committee approves all awards, and the closing price on the date of the approval is the exercise price of the option shares.  According to policy, awards are not made in advance of material news events, or when material non-public information is known.

In October 2023, under the new 2023 non-qualified option plan, 19,000 option shares at an exercise price of $77.07 were awarded to forty-eight Utah, Ireland and UK employees. Therefore, the total number of option shares awarded under the current 5-year plan during its first three years has been 67,400 shares, of which 47,400 shares went to employees.  In summary, during the first three of the five-year plan, 67,400 of the authorized 220,000 option shares have been awarded.

Under the past expired plans and new 2023 Plan, employee options vest over a four-year period, with a ten-year exercise period as long as the optionee remains employed.  Management expects to recommend that additional options be awarded on an annual basis to the Company’s key employees based on its belief that sharing ownership of the Company with those who help create its success is the best way to assure growth in stockholder value.

Although UTMD has underperformed during the last three years, UTMD stockholder value in terms of share price plus cash dividends paid to stockholders grew 1,117% over the last 27 years to the end of 2025, which outpaced the NASDAQ Composite, Dow Jones Industrial Average and S&P 500 indices over that same period of time. That performance is based on a 2025 closing stock price of $55.96, which is a lower year-end value than all year-ending UTMD stock prices since 2012.

(4)Retirement Plans.  The Company has sponsored a 401(k) retirement plan for U.S. employees since 1985, a contributory retirement plan for Irish employees since 1998, a contributory retirement plan for Femcare UK employees since 2011, a contributory retirement plan for Femcare Australia employees since 2013, and a contributory retirement plan for Femcare Canada employees since 2017. In addition to meeting statutory requirements, the Compensation and Benefits Committee believes that a continuance of the retirement plans is consistent with ensuring a stable employment base by helping to provide Company employees with a vehicle to build long-term financial security. In 2025, the Company contributed and paid administrative costs at a total expense, including all of its subsidiaries, of $225,300.  In 2024, the Company contributed and paid administrative costs at a total expense, including all of its subsidiaries, of $222,100.  For 2026, the Board of Directors has approved continuing the retirement plan contributions on the same basis as in 2025 and 2024.

(5)Group Benefit Plans.  In the U.S., the Company provides group medical, dental and life insurance benefit plans for its employees.  For U.S. employees, the health benefits plan is consistent with self-funded group plans offered by other companies.  The portion of the monthly premium cost is paid by U.S. plan participants on a graduated scale so that higher paid employees pay a higher premium.  In Ireland, the UK, Canada and Australia, employees do not pay premiums, and are provided medical and life coverages consistent with benefits provided to employees of similar companies.

Structure for Executive Officer Compensation

The structure and activities of the Compensation and Benefits Committee meet the requirements of SEC Rule 10C-1, as mandated by Section 952 of the Dodd-Frank Act.  Regarding Item 407(e)(3) of Regulation S-K, in 2025 and 2024 the Committee did not retain or obtain the advice of an outside compensation consultant.  Utilizing the compensation objectives and vehicles outlined previously, the Compensation and Benefits Committee, comprised of three outside directors, established the annual base salary for the CEO.  All other employees’ salaries are set by the CEO and reviewed by the Committee for consistency with the Company’s compensation objectives.  The Committee periodically may use surveys of similar companies selected from among the companies with which UTMD’s stock is compared in the Stock Performance Chart, based on variations in industry type, geographic location, size and profitability as the Committee deems appropriate.  Base salary is fixed at a level somewhat below the competitive amounts paid to executive officers with comparable qualifications, experience and responsibilities at other similarly-sized companies engaged in the same or similar businesses.  The annual MB and long-term incentive compensation in the form of stock options are more highly leveraged and tied closely to the Company’s success in achieving significant financial and non-financial goals.  (Graph on page 14 compares changes in executive compensation to changes in stockholder return, earnings per share and market capitalization.)

The annual MB for the named executive officers is awarded using the same basis as all employees included in the annual profit-sharing MB Plan, except a bonus inflating factor related to stock option awards is not included for the CEO. The goals for executive officers include financial and non-financial goals.  Financial goals include net sales, gross profit margin, operating margin, EBITDA, EBT, after-tax profits, return on equity and earnings per share, as well as inventory turns and asset productivity ratios. Non-financial goals include continuing the development of a talented and motivated team of employees, conceiving and implementing programs to maintain competitive advantages and to achieve consistent earnings per share growth, reacting to competitive challenges, developing business initiatives to further support critical mass in a consolidating marketplace, promoting the Company’s participation in socially responsible programs, protecting intellectual property rights, maintaining compliance with regulatory requirements, achieving a high regard for the integrity of the Company and its management, and minimizing issues that represent significant business risk factors such as overly burdensome administrative programs and product liability exposure.  In 2025, UTMD did not achieve its beginning of year objectives for sales, net profits and EPS. For 2025, based on the Company’s 16% lower pretax/pre-MB EBT, the CEO’s annual management bonus was 15% lower than in 2024. Because of the bonus inflating factor, for which the CEO does not participate, varying subsidiary contributions and individual performance adjustments, 2025 bonuses for the same level of responsibility and contribution of employees ranged between 15% lower and the same as in 2024.

The Committee intends that stock options serve as an important component of executive officers’ total compensation in order to retain critical efforts on behalf of the Company and to focus efforts on enhancing stockholder value. The Committee believes that past option awards have successfully provided this incentive and resulted in excellent stockholder returns.  An option for 50,000 shares was awarded the CEO in January 2004, at an exercise price of $25.59 per share.  Except for the January 2004 award, no CEO options were awarded during the last twenty-eight years. During the last two years, stock options were awarded to UTMD’s other NEO, Brian Koopman, as follows: 500 shares at an exercise price of $58.10 in October 2025 and 500 shares at an exercise price of $64.09 in November 2024.

The following table sets forth the adjustments made during each year represented in the following Pay Versus Performance (PVP) Table per SEC Rules on December 14, 2022:

Year	Executive	SCT Total	Subtract equity awards	Add Year-End Equity Value	Change in Value of Prior Equity Awards	Change in Value of Vested Equity Awards	Compensation Actually Paid
2025	Non-PEO NEO	179,077	(8,368)	7,727	(4,830)	(12,017)	161,592
2024	Non-PEO NEO	167,793	(9,887)	8,968	(10,209)	(5,726)	150,939
2023	Non-PEO NEO	165,319	(12,543)	13,796	(10,220)	(8,526)	147,826

PVP Table:

Year	Summary Compensation Table (page 6) – CEO Total	Compensation “Actually Paid” to CEO	Summary Compensation Table (page 6) – non-CEO NEO Total	Compensation “Actually Paid” to non-CEO NEO	Value of Initial Fixed $100 Investment Based on Stockholder Returns	UTMD Net Income (in thousands)
2025	$341,709	$341,709	$179,077	$161,592	$66.19	$11,286
2024	$455,080	$455,080	$167,793	$150,939	$70.72	$13,874
2023	$510,510	$510,510	$165,319	$147,826	$105.08	$16,635

The following chart compares 5 years of annual changes in total executive compensation with changes in non-GAAP earnings per share, stockholder return (year-end share price plus cash dividends paid during the applicable year) and UTMD market cap based on number of outstanding shares and stock price at year-end:

Changes in Executive Compensation Compared to Stock Value Indicators
2021
2022
2023
2024
2025
20%
10%
0%
-10%
-20%
-30%
-40%
-50%
-60%
Shareholder return
Executive compensation
Earnings per share
Market capitalization

Compensation and Benefits Committee Interlocks and Insider Participation

The members of the Compensation and Benefits Committee are Ernst G. Hoyer and Kevin C. Timken.  No member of the committee is a present or former officer of the Company or any subsidiary.  There are no interlocks.  No member of the Committee, his or her family, or his or her affiliate was a party to any material transactions with the Company or any subsidiary since the beginning of the last completed fiscal year.  No executive officer of the Company serves as an executive officer, director or member of a compensation committee of any other entity, an executive officer or director of which is a member of the Compensation and Benefits Committee of UTMD.

Third Party Payments for Board Service

None of UTMD’s board members has received payments from, or has any agreement or arrangement with, third parties related to his or her service on the UTMD Board.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None.

BOARD OF DIRECTORS AND BOARD COMMITTEE REPORTS

Director Independence

UTMD’s Board of Directors has determined that four outside directors constituting 67% of its Board of Directors were independent, as that term is defined in Nasdaq Stock Market Rule 5605(a)(2), which satisfies the independence requirement of Nasdaq Stock Market Rule 5605(b)(1).  The Board of Directors was not aware of any transactions, relationships or arrangements to be considered in determining that Mr. Timken, Mr. Hoyer, Dr. Beeson and Mr. Richins were independent under the Nasdaq Stock Market Rules.  Carrie Leigh is the daughter of Kevin Cornwell, and therefore not an independent director under Nasdaq Stock Market Rule 5605(a)(2).

Board Leadership

The roles of CEO and Chairman are held by Mr. Cornwell.  Because of Mr. Cornwell’s training and experience in the organization of functions of a Board of Directors, his successful tenure on the board since 1993 and the small size of the Company’s board membership, the Board of Directors believes this structure is most appropriate at this time. Mr. Hoyer serves as the lead director of the outside directors because of his tenure as the longest serving independent outside director and his roles as Chairman of the Audit Committee and outside director representative on the Executive Committee.  As the lead outside director, Mr. Hoyer coordinates independent meetings of the outside directors, and assimilates outside director questions and company management responses.

Risk Oversight

The Board of Directors takes a key role in overseeing the Company’s risks.  The board receives frequent timely reports of the Company’s financial performance, changes in and composition of balance sheet accounts, quality assurance program effectiveness, product liability risks, cyber security management and status of relationships with all business constituencies including customers, employees, suppliers and government entities.  The board reviews and authorizes all material contracts in which the Company enters, including banking relationships.  The Governance and Nominating Committee receives regular reports on UTMD’s compliance with securities laws and communications with the SEC and stockholders.  The Audit Committee has established an independent whistleblower hot line to encourage early and anonymous reporting of accounting irregularities or other violations of UTMD’s codes of ethics directly to the Audit Committee Chairman.  The Board of Directors routinely reviews litigation threats, regulatory compliance, product/market strategies and operational activities of the Company.

Board Committees and Meetings

The Board of Directors held three formal meetings during 2025, and one meeting to date in 2026.  The independent directors also met informally with the CEO during the year. All of the directors attended all applicable meetings during their respective incumbencies, with one exception. Mr. Richins was traveling during the Audit Committee meeting in January 2026, but subsequently reviewed and accepted the financial reports. The independent outside directors also met without executive management four times during 2025, and once to date in 2026.

The Company has Executive, Audit, Governance and Nominating and Compensation and Benefits Committees.  The current members of the Company’s committees are identified in the preceding Security Ownership table.  The written committee charters, composition, schedule of meetings and attendance are available for public review at www.utahmed.com/corporate-governance.html.

During 2025 and to-date in 2026, the Executive Committee has held at least one informal meeting per month. Any formal actions taken on behalf of the Board of Directors by the Executive Committee were subsequently presented to the full board for ratification.

The Audit Committee formally met four times during 2025 and once to date in 2026 to review the quarterly financial reports, periodic independent accounting reviews and financial and internal control audits by UTMD’s independent audit firms.  The Audit Committee approves selection of the Company’s independent accountants, the scope of audit and related fees, and reviews financial reports, audit results, internal accounting procedures, internal controls and other programs to comply with applicable requirements relating to financial accountability. The Audit Committee Chairman on behalf of the Audit Committee reviewed and approved independent auditors for the UK, Ireland, Canada and Australia subsidiaries’ financial audits and tax returns.

The Governance and Nominating Committee met formally three times during 2025, and once to date in 2026.  The Governance and Nominating Committee takes the lead in developing and implementing policies that are intended to ensure that the Board of Directors will be appropriately constituted and organized to meet its fiduciary obligations to the Company and its stockholders, identify individuals qualified to become members of the Board of Directors, and develop and recommend to the Board of Directors a set of corporate governance principles applicable to the Company.  During its meetings, after receiving the Company’s routine compliance reports, the Governance and Nominating Committee reviewed compliance by UTMD and its personnel, including executive officers and directors, with applicable regulatory requirements as well as the Company’s own compliance policies, and compared its established policies and procedures for compliance with current applicable laws and regulations, under the guidance of corporate counsel, as needed.

The Governance and Nominating Committee will consider nominees recommended by stockholders.  In accordance with the Company’s Bylaws, stockholders’ nominations for election as directors must be submitted in writing to the Company at its principal offices not less than 30 days prior to the Annual Meeting at which the election is to be held (or if less than 40 days’ notice of the date of the Annual Meeting is given or made to stockholders, not later than the tenth day following the date on which the notice of the Annual Meeting was mailed).

When considering candidates for directors, the Governance and Nominating Committee takes into account a number of factors, including the following:

•judgment, skill, integrity and reputation;

•whether the candidate has relevant business experience;

•whether the candidate has achieved a high level of professional accomplishment;

•independence from management under both Nasdaq and Securities and Exchange Commission definitions;

•existing commitments to other businesses;

•potential conflicts of interest with other pursuits;

•corporate governance background and experience;

•financial and accounting background that would permit the candidate to serve effectively on the Audit Committee; and

•size, composition and experience of the existing Board of Directors.

When considering director candidates, the committee looks for diversity in experience, education, knowledge of industry and geography that when taken in the aggregate of all directors provides a robust scope of understanding of the functional and strategic challenges that the Company faces.

The committee will consider candidates for directors suggested by stockholders using the same considerations. Stockholders wishing to suggest a candidate for director should write to Governance and Nominating Committee, Utah Medical Products, Inc., 7043 South 300 West, Midvale, UT 84047 and include:

•a statement that the writer is a stockholder and is proposing a candidate for consideration by the committee;

•the name of and contact information for the candidate;

•a statement that the candidate is willing to be considered and would serve as a director if elected;

•a statement of the candidate’s business and educational experience preferably in the form of a resume or curriculum vitae;

•information regarding each of the factors identified above, other than facts regarding the existing Board of Directors, that would enable the committee to evaluate the candidate;

•a statement detailing any relationship between the candidate and any customer, supplier, or competitor of the Company;

•detailed information about any relationship or understanding between the stockholder and the proposed candidate; and

•confirmation of the candidate’s willingness to sign the Company’s code of ethics and other restrictive covenants, and abide by all applicable laws and regulations.

Before nominating a sitting director for reelection at an annual meeting, the committee will consider:

•the director’s performance on the Board of Directors and attendance at Board of Directors’ meetings; and

•whether the director’s reelection would be consistent with the Company’s governance guidelines and ability to meet all applicable corporate governance requirements.

When seeking candidates for director, the committee may solicit suggestions from incumbent directors, management or others.  After conducting an initial evaluation of the candidates, the committee will interview that candidate if it believes the candidate might be suitable for a position on the Board of Directors.  The committee may also ask the candidate to meet with management.  If the committee believes the candidate would be a valuable addition to the Board of Directors, it will recommend to the full Board of Directors that candidate’s nomination.

The Compensation and Benefits Committee consulted by telephone and met formally in early 2025 and again in early 2026 to review management performance relative to objectives, recommend compensation and develop compensation strategies and alternatives throughout the Company, including those discussed in the Compensation Discussion and Analysis section of this Proxy Statement.  The deliberations culminated in recommendations ratified at the February 2025 and February 2026 Board of Directors’ meetings.  None of the members of the Compensation and Benefits Committee or executive management has engaged a compensation consultant within the past five years.

The policy of the Company is that each member of the Board of Directors is encouraged, but not required, to attend the Annual Meeting. All five directors attended the 2025 Annual Meeting in Midvale.

Stockholder Communications with Directors

UTMD stockholders who wish to communicate with the Board, any of its committees, or with any individual director may write to the Company at 7043 South 300 West, Midvale, UT 84047.  Such letter should confirm that it is from a UTMD stockholder.  Depending upon the subject matter, management will:

•forward the communication to the director, directors, or committee to whom it is addressed;

•attempt to handle the inquiry directly if it is a request for information about UTMD or other matter appropriately dealt with by management; or

•not forward the communication if it is primarily commercial in nature, or if it relates to an improper or irrelevant topic.

At each Board of Directors’ meeting, a member of management presents a summary of communications received since the last meeting that were not forwarded to the directors, and makes those communications available to the directors on request.

Report of the Compensation and Benefits Committee

The Compensation and Benefits Committee has reviewed and discussed the CD&A with UTMD management.  Based on that review, the Committee recommended to the Board of Directors that the CD&A be included in the Company’s annual report on Form 10-K and this Proxy Statement.  The Compensation and Benefits Committee charter is available at www.utahmed.com.

Submitted by the present Compensation and Benefits Committee:	Ernst G. Hoyer
Kevin C. Timken

Report of the Audit Committee

The present Audit Committee of the Board of Directors is composed of four independent outside directors, who are independent as defined in Nasdaq Stock Market Rule 5605(a)(2) and under Rule 10A-3(b)(1) adopted pursuant to the Securities Exchange Act of 1934 and comprise a majority of the Board of Directors. The Audit Committee charter is available at www.utahmed.com.  Ernst G. Hoyer is the Board of Directors’ designated Audit Committee Chairman and Financial Expert consistent with The Sarbanes-Oxley Act of 2002.

The Audit Committee oversees the financial reporting and internal controls processes for UTMD on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Audit Committee reviewed the quarterly and annual financial statements included in the Annual Report to Stockholders and reports filed with the Securities and Exchange Commission.

The Audit Committee formally met four times during 2025 and once to date in 2026 to review the quarterly financial reports and the quarterly reviews by the Company’s independent lead auditors, Haynie & Company, as well as the year 2025 annual financial audit by Haynie & Company.  The Committee also met informally as needed during the year.  In accordance with Statement on Auditing Standards No. 61, discussions were held with management and the independent auditors as needed regarding the acceptability and the quality of the accounting principles used in the reports.  These discussions included the clarity of the disclosures, the underlying estimates and assumptions used in the financial reporting and the reasonableness of the significant judgments and management decisions made in developing the financial statements.  In addition, the Audit Committee has discussed with the independent auditors their independence from the Company and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1 and The Sarbanes-Oxley Act of 2002.

The Audit Committee has also met with Company management and its independent auditors and discussed issues related to the overall scope and objectives of the audits conducted, the internal controls used by the Company, the openness and honesty of management, auditor verification of information provided by management, quality control procedures used by auditors in performing the independent audit and any possible conflicts of interest. The Committee elicited recommendations for improving UTMD’s internal control procedures.

Pursuant to the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee:	Ernst G. Hoyer
Kevin C. Timken
Paul O. Richins
James H. Beeson

STOCK PERFORMANCE CHART

The following chart compares what an investor’s five-year cumulative total return (assuming reinvestment of dividends) would have been assuming initial $100 investments on December 31, 2020, for the Company’s Common Stock and the two indicated indices.  The Company’s Common Stock trades on the Nasdaq Global Market.

Cumulative stockholder return data respecting the Nasdaq Composite Total Return are included as the comparable broad market index.  The peer group index, ICB: 4537 Medical Supplies, is comprised of Nasdaq Stocks in the Medical Supplies subsector of medical device industry stocks traded on Nasdaq, of which UTMD belongs.

[balance of page intentionally blank]

	Dec-20	Dec-21	Dec-22	Dec-23	Dec-24	Dec-25
Utah Medical Products, Inc.	100.0	118.40	120.10	105.10	83.70	79.50
NASDAQ Composite Total Return	100.0	122.20	82.40	119.20	154.50	187.10
NASDAQ ICB: 4537 Medical Supplies	100.0	120.00	78.70	83.30	75.70	68.00

PROPOSAL NO 2. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee selected, and the Board of Directors ratified, the engagement of Haynie & Company as the Company’s auditor and independent registered public accounting firm for the year-ended December 31, 2025.  The Audit Committee has determined to appoint Haynie & Company as the Company’s principal auditor and independent registered public accounting firm again for the year ending December 31, 2026, contingent on acceptable terms of engagement including schedule and fee agreement.

If the selection of the independent registered public accounting firm is not ratified by stockholders, the Audit Committee will reconsider its selection. Even if the selection is ratified by stockholders, the Audit Committee, in its discretion, may determine to appoint a different independent lead registered public accounting firm if the Audit Committee believes that it would be in the best interest of the Company and its stockholders.

Representatives of Haynie & Company are likely to be present at the Annual Meeting, and can make a statement if they desire to do so as well as respond to stockholder questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF HAYNIE & COMPANY AS ITS PRINCIPAL INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR YEAR ENDING 2026.

Fees billed by the Principal and Other Accounting Firms

The following table shows the fees billed for the applicable prior year audits of the Company’s consolidated financial statements and for other services rendered by accountants in the years 2025 and 2024.

Lead Audit Firm	2025	2024	Other Accounting Firms	2025	2024
Audit Fees	$68,385	$69,000	Audit Fees	$ 32,389	$ 40,717
Audit-Related Fees	38,300	38,185	Audit-Related Fees	8,587	9,219
Tax Fees	-	-	Tax Fees	103,764	72,166
Total:	$106,685	$107,185	Total	$144,740	$122,102

The aggregate total of accounting fees (audit and tax) was $251,425 in 2025 compared to $229,287 in 2024.

Audit Fees.  Fees for professional services rendered for the audit of the Company’s annual financial statements. The lead audit firm in both 2025 and 2024 was Haynie & Company.  The 2025 aggregated audit (and audit-related) fee total was $147,660 compared to $157,121 in 2024.

Audit-Related Fees. Fees for due diligence in connection with acquisitions and related accounting consultations, travel expenses, compliance with financing arrangements and attest services that were not required by statute or regulation. For the Lead Audit Firm, these fees included reviews of the financials included in UTMD’s quarterly reports on Form 10-Q and related regulatory reviews.

Tax Fees.  Fees for tax filing, preparation and tax advisory services.  The 2025 aggregated tax fee total was $103,764 compared to $72,166 in 2024.  In both 2025 and 2024, independent firms prepared the tax returns and provided additional consulting required for state and federal compliance.

Audit Committee Policy and Approval

The engagements of UTMD auditors to perform the above-described services were made by the Audit Committee. This includes independent auditor firms other than Haynie & Company that were required for financial audits of Femcare and its subsidiaries, the completion of tax returns for foreign subsidiaries including Femcare and its subsidiaries and statutory audits of the Company’s employee benefits plans. The policy of the Audit Committee is to require that all services performed by independent auditors be pre-approved by the Audit Committee Chairman before services are performed.

Auditor Independence

The Audit Committee has considered whether the provision of the services rendered for non-audit matters is compatible with maintaining auditor independence, and concluded that auditor independence was not impaired by performing such work for the Company, where applicable.

PROPOSAL NO 3. ADVISORY VOTE ON EXECUTIVE COMPENSATION

As described in the Compensation Discussion and Analysis, UTMD seeks to develop and implement its executive compensation program to enhance the long-term financial value of the Company by closely aligning the financial interests of the Company’s senior management and other key employees with those of its stockholders.

The Board of Directors values and encourages constructive dialogue on compensation and other important governance topics with stockholders, to whom it is ultimately accountable.  The Board of Directors has determined to provide stockholders with an advisory vote on executive compensation every year, which it believes will enhance stockholder communication by providing another avenue to obtain information on stockholder views about the Company’s executive compensation program.

Although the vote is non-binding, the Board of Directors and Compensation and Benefits Committee will review the voting results and consider constructive feedback obtained through this process in making future decisions about executive compensation.  Accordingly, the Board of Directors proposes that stockholders approve the following advisory resolution:

RESOLVED, that UTMD stockholders approve, on an advisory basis, the compensation paid to UTMD’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 1, 2026

This proxy statement and the 2025 Annual Report to stockholders are available at www.utahmed.com/annual-reports-proxy-materials.html.

STOCKHOLDER PROPOSALS

It is anticipated that the ensuing Annual Meeting of Stockholders will be held in May 2027.  In accordance with SEC Rule 14a-8 and the advance notice requirements of Section 2.15 of UTMD’s Bylaws, stockholders may present proposals for inclusion in the Proxy Statement to be mailed in connection with the 2027 Annual Meeting of Stockholders of the Company, provided such proposals are received by the Company no later than December 1, 2026, and are otherwise in compliance with applicable laws and regulations and the governing provisions of the Articles of Incorporation and Bylaws of the Company.

MISCELLANEOUS

Other Business

There is no business other than that referred to in the Notice that may be considered at the Annual Meeting.

In order to assure the presence of the necessary quorum and to vote on the matters to come before the Annual Meeting, please indicate your choices on the enclosed proxy and date, sign and return it promptly in the envelope provided.  Whether or not you sign a proxy, UTMD encourages you to attend the meeting.

By Order of the Board of Directors,

UTAH MEDICAL PRODUCTS, INC.

Salt Lake City, UtahKevin L. Cornwell

March 13, 2026Chairman and CEO